Angie’s List Appoints Mike Sands to Board of Directors

Appointment Strengthens Board with Additional Digital Marketing and Technology Experience

INDIANAPOLIS, March 17, 2016 – Angie's List (Nasdaq: ANGI) today announced the appointment of Mike Sands to its Board of Directors effective as of March 15, 2016.

Mr. Sands is the CEO and co-founder of Signal, a global leader in real-time, cross-channel marketing technology. Signal’s integrated technology combines data collection, persistent identification, data onboarding and media activation for real-time, cross channel engagement.

While at Signal, Mr. Sands has been recognized as a Midwest Ernst & Young 2015 Entrepreneur of the Year and was included in Crain’s Chicago Tech Top 50 technology leaders in 2013.  Prior to Signal, Mr. Sands was part of the original Orbitz management team and held positions including Chief Marketing Officer and Chief Operations Officer. Mr. Sands helped take the business from startup to IPO, then through two acquisitions. He was a marketing executive at General Motors and began his career at Leo Burnett. Mr. Sands holds a Master’s degree in Management from the Kellogg School of Management and a Bachelor of Science degree in Communications from Northwestern University.

“We are thrilled to welcome this technology and digital marketing veteran to the Board,” said Scott Durchslag, Angie’s List President and Chief Executive Officer.  “Since I’ve joined the company we’ve had a search underway to round out our Board with additional top technology and operating talent from some of the best companies in the world. Mike brings precisely these skills and expertise.”

Mr. Sands stated, “I am pleased to be joining the Angie’s List Board at a time of great opportunity and change for the Company. Angie’s List has set the bar for delivering great experiences between consumers and service providers in the home services space. With the strategic shift to open the paywall, the opportunity for long-term growth is even greater. I look forward to working with Scott and the team to build upon the Company’s progress as it embarks on this exciting new direction.”

With the changes announced today, the Angie’s List Board has been expanded to 12 directors. Mr. Sands will serve as a Class II director.

About Angie's List

 Angie's List helps facilitate happy transactions between more than three million consumers nationwide and its collection of highly-rated service providers in 720 categories of service, ranging from home improvement to health care. Built on a foundation of 10 million verified reviews of local service, Angie's List connects consumers directly to its online marketplace of services from member-reviewed providers, and offers unique tools and support designed to improve the local service experience for both consumers and service professionals.

Forward-Looking Statements

 Certain statements in this press release are “forward-looking statements” made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. These forward-looking statements are based on current assumptions, expectations and beliefs of the Company and involve substantial risks and uncertainties that may cause results, performance or achievement to materially differ from those expressed or implied by these forward-looking statements. For a discussion of the risks and uncertainties that could cause actual results to differ materially from those contained in the Company’s forward-looking statements, please refer to the filings the Company makes with the Securities and Exchange Commission (the “SEC”) from time to time, including its Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. All forward-looking statements in this press release are based on information currently available to the Company, and the Company assumes no obligation to update these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

Media
Cheryl Reed
317-396-9134
cherylr@angieslist.com
Investors
Leslie Arena
317-808-4527
lesliea@angieslist.com